UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 4, 2015

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware _________	1-10962 _________	95-3797580 _________
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008-7328

(Address of Principal Executive Offices, Including Zip Code)

(760) 931-1771

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2015, Callaway Golf Company (the “Company”) announced the appointment of Linda B. Segre to the Company’s board of directors, effective immediately, with an initial term expiring at the 2016 annual meeting of the Company’s stockholders. The board of directors of the Company has determined that Ms. Segre is independent under applicable standards.

Ms. Segre, 55, is currently Executive Vice President, Chief Strategy and People Officer of Diamond Foods, a position she has held since March 2014. From October 2012 to March 2014, Ms. Segre served as Senior Vice President, Corporate Strategy and Human Resources of Diamond Foods. From August 2009 to October 2012, Ms. Segre served as Senior Vice President, Corporate Strategy of Diamond Foods. The San Francisco-based company produces premium snack food and culinary nut products which are sold under various brands including Kettle Brand® chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of California® nuts. Before joining Diamond Foods, Ms. Segre served as Managing Director of Google.org and Vice President and Managing Director of The Boston Consulting Group’s San Francisco Office. From 1981 until 1985, Ms. Segre was a touring golf professional in the United States, Europe and Asia. Ms. Segre holds a B.A. in economics from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Ms. Segre received an initial award of restricted stock units with a market value of $75,000, effective on the date of her appointment to the board of directors. The award is scheduled to vest on the first anniversary of the grant date. Ms. Segre will also receive annual cash compensation in accordance with the Company’s standard compensation program for non-employee directors. In addition, Ms. Segre entered into the Company’s standard form of indemnification agreement for non-employee directors, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no other arrangements or understandings between Ms. Segre and any other person pursuant to which she was selected to serve on the board of directors. Ms. Segre has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which the Company is or was a participant and in which Ms. Segre or any of her immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01  Other Events

On August 4, 2015, the Company issued a press release captioned “Linda B. Segre Named to Board of Directors of Callaway Golf Company.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Indemnification Agreement, dated August 4, 2015, between the Company and Linda B. Segre.
99.1	Press release dated August 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2015	CALLAWAY GOLF COMPANY

	By:	/s/ Brian P. Lynch
Brian P. Lynch
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Indemnification Agreement, dated August 4, 2015, between the Company and Linda B. Segre.
99.1	Press release dated August 4, 2015.